                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported)  March 29, 1996
                                                       --------------


                              WMS INDUSTRIES INC.
             (Exact Name of Registrant as Specified in Its Charter)


          DELAWARE                       1-8300                36-2814522
(State or Other Jurisdiction of       (Commission           (I.R.S. Employer
Incorporation or Organization)        File Number)       Identification Number)


                          3401 NORTH CALIFORNIA AVENUE
                            CHICAGO, ILLINOIS 60618
              (Address of Principal Executive Offices) (Zip Code)



     Telephone Number, Including Area Code    312-961-1111
                                              ------------

Item 2.  Acquisition or Disposition of Assets.

  On March 29, 1996 (the "Closing Date"), WMS Industries Inc., a Delaware corporation (the "Company"), through its indirect wholly owned subsidiary Williams Interactive Inc., a Delaware corporation ("Williams"), acquired all of the issued and outstanding capital stock (the "Shares") of Atari Games Corporation, a California corporation ("Atari Games") from Warner Communications Inc., a Delaware corporation ("Warner") pursuant to the terms of a Stock Purchase Agreement dated February 23, 1996 (the "Stock Purchase Agreement").

  The purchase price for the Shares, which was determined by negotiations between the Company and Warner, is the net asset value of Atari Games as of the Closing Date plus any additional Working Capital (as defined in the Stock Purchase Agreement) contributions made by Warner as provided in the Stock Purchase Agreement. The Stock Purchase Agreement requires Warner to provide Atari Games with at least $19 million of Working Capital as of the Closing Date.

  The purchase price was estimated as of the Closing Date at $23,852,000 and is subject to adjustment based upon a March 29, 1996 consolidated balance sheet of Atari Games to be delivered within 90 days after the Closing Date and examined by independent auditors.

  The purchase price for the Shares is payable as follows: (i) $2 million in cash from the Company's own funds paid at the Closing, (ii) the execution and delivery by Williams of a non-recourse promissory note in the principal amount of 10/28th of the balance of the purchase price (the "Two Year Note") in favor of Warner payable on March 29, 1998 and (iii) the execution and delivery by Atari Games of a non-recourse promissory note in the principal amount of 18/28th of the balance of the purchase price (the "Four Year Note") in favor of Warner payable in semi-annual installments over four years (extendable by Atari Games for an additional three years under certain conditions) equal to 50% of the Gross Profit (as defined in the Four Year Note) from the sale or distribution of certain products and intellectual property with respect thereto owned by Atari Games as of the Closing Date (the "Products").

  The Two Year Note is secured by the Shares. Williams' obligations under the Two Year Note and related security agreement may be satisfied by relinquishing the Shares to Warner. The Four Year Note is secured by the Products. Atari Games' unpaid obligations under the Four Year Note and related security agreement may be satisfied by transferring the Products to Warner.

  Atari Games based in Milpitas, California, is engaged in the business of developing, manufacturing, licensing, publishing and distributing coin operated video arcade games and interactive electronic and game entertainment products for use with home video games. The Company plans to assimilate parts of the Atari Games business into the Company's video arcade games and home video game business and eliminate redundancies to reduce Atari Games' operating costs. Assimilation plans include, among other things, closing the leased manufacturing plant in California and having future video arcade games manufactured in Chicago at the Company's existing plants. In addition, sales, marketing and distribution of home video games will be combined with the Company's home video games operation.

Item 7.  Financial Statements, Proforma Financial Information and Exhibits.

 (a) Financial Statements of Businesses Acquired.

         -- Financial Statements of Atari Games Corporation.

            -- Report of Independent Auditors.
            -- Consolidated Balance Sheets as of December 31, 1995 and December
               31, 1994.
            -- Consolidated Statements of Operations for the year ended December
               31, 1995, nine months ended December 31, 1994 and year ended March 31, 1994.
            -- Consolidated Statements of Shareholders' Equity (Deficit).
            -- Consolidated Statements of Cash Flows for the year ended December
               31, 1995, nine months ended December 31, 1994 and year ended March 31, 1994.
            -- Notes to Consolidated Financial Statements.

     (b) Pro Forma Financial Information. It is impracticable to provide the required pro forma financial information at the time this report is filed. The Company will file such information as soon as practicable, but in no event more than sixty days from the date this report is required to be filed.

     (c)  EXHIBITS

   2(a) Stock Purchase Agreement dated as of February 23, 1996 between Warner Communications Inc. ("Warner") and Williams Interactive Inc. ("Williams").

   2(b)   Letter Agreement dated March 29, 1996 between Warner and Williams.

   2(c) Form of Two-Year Promissory Note to be made by Williams in favor of Warner in the original principal amount of 10/28th of the balance of the purchase price ("Note A").

   2(d)   Form of Security Agreement (Note A) between Warner and Williams.

   2(e) Form of Four-Year Promissory Note to be made by Atari Games Corporation ("Atari Games") in favor of Warner in the original principal amount of 18/28th of the balance of the purchase price ("Note B").

   2(f)   Form of Security Agreement (Note B) between Warner and Atari Games.

   2(g) Indemnity Agreement dated March 29, 1996 made by Atari Games in favor of Warner.

   23     Consent of Ernst & Young LLP.

   99(a)  Press release, dated March 5, 1996.

   99(b)  Press release, dated April 1, 1996.

                       CONSOLIDATED FINANCIAL STATEMENTS

                            Atari Games Corporation
                         (dba Time Warner Interactive)

                Year ended December 31, 1995, Nine Months Ended
                December 31, 1994 and Year Ended March 31, 1994
                      with Report of Independent Auditors

                            Atari Games Corporation
                         (dba Time Warner Interactive)

                       Consolidated Financial Statements

                Year ended December 31, 1995, Nine Months Ended
                December 31, 1994 and Year Ended March 31, 1994


                                   CONTENTS

        Report of Independent Auditors.............................   1

        Audited Consolidated Financial Statements

        Consolidated Balance Sheets................................   3
        Consolidated Statements of Operations......................   4
        Consolidated Statements of Shareholders' Equity (Deficit)..   5
        Consolidated Statements of Cash Flows......................   6
        Notes to Consolidated Financial Statements.................   7


                        Report of Independent Auditors

The Board of Directors and Shareholder
Atari Games Corporation
(dba Time Warner Interactive)

We have audited the accompanying consolidated balance sheets of Atari Games Corporation (dba Time Warner Interactive) as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the year ended December 31, 1995, the nine months ended December 31, 1994 and the year ended March 31, 1994. Our audits also included the financial statement schedule listed in the accompanying index. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Atari Games Corporation (dba Time Warner Interactive) at December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for the year ended December 31, 1995, the nine months ended December 31, 1994 and the year ended March 31, 1994 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company has incurred recurring operating losses and at December 31, 1995 had a working capital deficiency and net capital deficiency. Their conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 13 to the financial statements, effective April 1, 1994 the Company changed its method of accounting for prepaid royalties.

                                                               ERNST & YOUNG LLP

Walnut Creek, California
March 22, 1996

                            Atari Games Corporation
                         (dba Time Warner Interactive)

                          Consolidated Balance Sheets


                                                                          DECEMBER 31
                                                                        1995       1994
                                                                     ---------------------
                                                                        (In Thousands)
ASSETS
Current assets:
 Cash                                                                $  5,973     $  6,837
 Trade receivables, less allowance for doubtful accounts               25,646       18,861
  and returns ($8,152 in 1995 and $2,992 in 1994)
 Inventories                                                            7,601        7,294
 Prepaid expenses and other                                             1,458           --
                                                                     ---------------------
Total current assets                                                   40,678       32,992

Property and equipment, net                                             5,159        6,094
Other assets                                                              300          537
                                                                     ---------------------
Total assets                                                         $ 46,137     $ 39,623
                                                                     =====================

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Borrowings under bank line of credit                                $     --     $ 28,000
 Accounts payable                                                      10,855        4,411
 Accrued liabilities                                                   16,543       12,037
 Payable to Parent                                                     67,166       17,431
                                                                     ---------------------

Total current liabilities                                              94,564       61,879

Commitments and contingencies

Shareholders' equity (deficit):
 Common stock, $.10 par value:
  Authorized shares -- 200 in 1995 and 1994
  Outstanding shares -- 100 in 1995 and 1994                            6,855        6,855
 Accumulated deficit                                                  (55,282)     (29,111)
                                                                     ---------------------
Total shareholders' equity (deficit)                                  (48,427)     (22,256)
                                                                     ---------------------
Total liabilities and shareholders' equity (deficit)                 $ 46,137     $ 39,623
                                                                     =====================


See accompanying notes.

                            Atari Games Corporation
                         (dba Time Warner Interactive)

                     Consolidated Statements of Operations


                                                             NINE MONTHS
                                             YEAR ENDED         ENDED         YEAR ENDED
                                            DECEMBER 31,     DECEMBER 31,     MARCH 31,
                                                1995             1994            1994
                                            --------------------------------------------
                                                           (In Thousands)
Net revenues                                  $ 90,613         $55,313          $52,450

Costs and expenses:
 Cost of revenues                               61,640          42,790           38,211
 Sales and marketing                            17,983          10,825            8,516
 Research and development                       25,050          14,942           14,167
 General and administrative                     10,173           5,775            9,044
 Interest and other                              1,837             120            6,663
                                            --------------------------------------------
Total costs and expenses                       116,683          74,452           76,601
                                            --------------------------------------------

Loss before (provision) benefit for
 income taxes                                   26,070          19,139           24,151
(Provision) benefit for income taxes              (101)          1,787           (1,856)
                                            --------------------------------------------
Net loss before cumulative effect of
 change in accounting principle                 26,171          17,352           26,007
Cumulative effect of change in
 accounting for prepaid royalty costs               --          (1,368)              --
                                            --------------------------------------------
Net loss                                      $ 26,171         $18,720          $26,007
                                            ============================================


See accompanying notes.

                            Atari Games Corporation
                         (dba Time Warner Interactive)

           Consolidated Statements of Shareholders' Equity (Deficit)


                                                                          RETAINED          TOTAL
                                                    COMMON STOCK          EARNINGS      SHAREHOLDERS'
                                                 -------------------    (ACCUMULATED       EQUITY
                                                   SHARES   AMOUNT        DEFICIT)        (DEFICIT)
                                                 ----------------------------------------------------
                                                                    (In Thousands)
Balances at March 31, 1993                         4,862    $6,855        $ 15,616        $ 22,471
 Net loss for year ended March 31, 1994                                    (26,007)        (26,007)
                                                 ----------------------------------------------------
Balances at March 31, 1994                         4,862     6,855         (10,391)         (3,536)
 Purchase of all outstanding shares of
  common stock by Time Warner Inc. and
  conversion to 100 shares                        (4,762)       --              --              --
 Net loss for nine months ended December 31,
  1994                                                --        --         (18,720)        (18,720)
                                                 ----------------------------------------------------
Balances at December 31, 1994                        100     6,855         (29,111)        (22,256)
 Net loss for year ended December 31, 1995                                 (26,171)        (26,171)
                                                 ----------------------------------------------------
Balances at December 31, 1995                        100    $6,855        $(55,282)       $(48,427)
                                                 ====================================================


See accompanying notes.

                            Atari Games Corporation
                         (dba Time Warner Interactive)

                     Consolidated Statements of Cash Flows

                                                           NINE MONTHS
                                           YEAR ENDED         ENDED         YEAR ENDED
                                          DECEMBER 31,     DECEMBER 31,      MARCH 31,
                                              1995            1994             1994
                                          --------------------------------------------
                                                          (In Thousands)
OPERATING ACTIVITIES
Net loss                                   $(26,171)         $(18,720)       $(26,007)
Adjustments to reconcile net loss to
 net cash used in operating activities:
   Depreciation and amortization              1,885             1,761           1,848
   Provision for doubtful accounts            6,255             3,178           2,058
   Gain on sale of equipment                     --                --            (558)
   Changes in current assets and
     liabilities:
       Trade receivables                    (13,040)          (16,608)           (722)
       Inventories                             (307)           (1,971)              1
       Tax refund receivable                     --                --           3,103
       Deferred income taxes                     --                --           2,091
       Prepaid expenses and other            (1,221)            1,743            (782)
       Accounts payable                       6,444             1,533            (111)
       Other accrued liabilities              4,506            (1,927)          2,411
                                          --------------------------------------------
Net cash used in operating activities       (21,649)          (31,011)        (16,668)

INVESTING ACTIVITIES
Purchases of property and equipment            (950)           (3,199)         (2,080)
Proceeds from sale of property and
 equipment                                       --                --             334
                                          --------------------------------------------
Net cash used in investing activities          (950)           (3,199)         (1,746)

FINANCING ACTIVITIES
Proceeds from bank line of credit                --            20,000           8,000
Cash advances from Parent Company            49,735            12,681           4,750
Repayment of borrowings under bank line
 of credit                                  (28,000)               --              --
                                          --------------------------------------------
Net cash provided by financing
 activities                                  21,735            32,681          12,750
                                          --------------------------------------------
Net decrease in cash                           (864)           (1,529)         (5,664)
Cash at beginning of period                   6,837             8,366          14,030
                                          --------------------------------------------
Cash at end of period                      $  5,973          $  6,837        $  8,366
                                          ============================================

See accompanying notes.

                            Atari Games Corporation
                         (dba Time Warner Interactive)

                  Notes to Consolidated Financial Statements

                               December 31, 1995

1. ACCOUNTING POLICIES

OPERATIONS

Atari Games Corporation (dba Time Warner Interactive) (the "Company") develops, manufactures, markets and distributes video games for the arcade and consumer market. The Company is a wholly-owned subsidiary of Warner Communications Inc. ("Parent Company") which is a wholly owned subsidiary of Time Warner Inc.

BASIS OF PRESENTATION

The Company has incurred recurring operating losses and at December 31, 1995, has working capital and shareholders' equity deficiencies. These conditions raise substantial doubt about the ability of the Company to continue as a going concern. The Company has historically relied on advances by its parent to fund its cash needs. Management has reduced operating expenses as exemplified by the June 1995 headcount reduction and the elimination of several sales offices. In addition, the Company has re-engineered the product development process while reducing costs. The Company's Parent signed an agreement on February 23, 1996, to sell all of the outstanding common stock of the Company to Williams Interactive Inc. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include Time Warner Interactive and its wholly owned subsidiaries. The Company has export sales from the United States and also has operations in Ireland and Japan. Revenues from these foreign sources have not been significant. Intercompany accounts and transactions are eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                            Atari Games Corporation
                         (dba Time Warner Interactive)

                 Notes to  Consolidated Financial Statements



1. ACCOUNTING POLICIES (CONTINUED)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board recently issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("FAS 121"). FAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Statement is effective for years beginning after December 15, 1995. Management has not determined what impact, if any, there will be on the financial statements as a result of adopting FAS 121.

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out method) or market. Provisions are made in each period for the estimated effect of inventory obsolescence. The actual effect of inventory obsolescence may differ from the Company's estimates, and such differences could be material to the financial statements.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are provided over the estimated useful lives of the assets (two to five years) using both straight-line and accelerated methods. Leasehold improvements are amortized over the lesser of the estimated useful life or the lease term.

REVENUE RECOGNITION

The Company recognizes revenue upon shipment of product, net of allowances for returns. Revenue derived from variable royalties pursuant to license agreements is recognized as cash is received.

                            Atari Games Corporation
                         (dba Time Warner Interactive)

                  Notes to Consolidated Financial Statements


1. ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION (CONTINUED)

The Company sells video software games through distributors and retailers and sells coin-operated video games through distributors and direct to arcade operators. The Company provides allowances for estimated credit losses and price protection adjustments. Actual credit losses, returns and price protection adjustments may differ from the Company's estimates, and such differences could be material to the financial statements.

FOREIGN CURRENCY TRANSLATION

Generally, the assets and liabilities of the Company's wholly owned foreign subsidiaries, denominated in the local currency, are remeasured in U.S. dollars (the functional currency) at the year end exchange rate, except for certain nonmonetary assets, which are remeasured at the approximate average exchange rates prevailing when acquired. Income and expense items are remeasured at average exchange rates prevailing during the year, except that expenses relating to certain nonmonetary assets are translated at approximate historical rates. Foreign currency translation gains and losses have not been material. Transaction gains and losses, which have also not been material, are included in net loss in the period incurred.

2. INVENTORIES

Inventories consist of the following (in thousands):

                     DECEMBER 31,
                     1995     1994
                    ---------------
Raw materials       $3,183   $4,305
Work in process      1,456    1,294
Finished goods       2,962    1,695
                    ---------------
                    $7,601   $7,294
                    ===============

                            Atari Games Corporation
                         (dba Time Warner Interactive)

                  Notes to Consolidated Financial Statements


3. PROPERTY AND EQUIPMENT

Property and equipment consist of the following (in thousands):

                                              DECEMBER 31,
                                             1995      1994
                                           ------------------
Machinery and equipment                    $ 15,331  $ 14,488
Furniture and fixtures                        1,200     1,131
Leasehold improvements                        1,128     1,112
Land and buildings                            1,081     1,059
                                           ------------------
                                             18,740    17,790
Accumulated depreciation and amortization   (13,581)  (11,696)
                                           ------------------
                                           $  5,159  $  6,094
                                           ==================

4. BANK LINE OF CREDIT

The Company had a $30,000,000 line of credit with a bank that expired December 31, 1995. Borrowings were guaranteed by the Parent Company and bore interest at the London Interbank Offering Rate or the bank's reference rate plus the applicable margin of 1% or 0%, respectively. The Company borrowed on the line of credit during 1994 with interest rates ranging from 6.625% to 7.187%. At December 31, 1994, the Company had outstanding borrowings of $28,000,000 under the line of credit which was paid in July 1995.

5. ACCRUED LIABILITIES CONSIST OF THE FOLLOWING (IN THOUSANDS):

                                    DECEMBER 31,
                                   1995      1994
                                 ------------------
Payroll and related benefits     $  1,941  $  1,125
Accrued royalties                   2,268       999
Nintendo surcharge (Note 11)        3,750     4,000
Marketing development funds         1,503       760
Price protection accrual            3,659     1,704
Other                               3,422     3,449
                                 ------------------
                                 $ 16,543  $ 12,037
                                 ==================

                            Atari Games Corporation
                         (dba Time Warner Interactive)

                  Notes to Consolidated Financial Statements


6. PAYABLE TO PARENT COMPANY

The Company has received cash from its Parent Company from time to time to fund operations. For the year ended December 31, 1995 and the nine months ended December 31, 1994, the Company paid $300,000 and $279,000, respectively, in interest to its Parent Company. Effective September 1995, the arrangement was amended so that no interest would be charged on amounts advanced by the Parent Company.

7. INCOME TAXES

In the fiscal year ending March 31, 1994, the Company retroactively adopted Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes" ("FAS 109"), and has restated all prior years. The Company previously accounted for income taxes under Accounting Principles Board Opinion No. 11.
FAS 109 requires the recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, FAS 109 requires the recognition of future tax benefits, such as net operating loss and credit carryforwards, to the extent that realization of such benefits is more likely than not.

The provision (benefit) for income taxes consists of the following (in thousands):

                                                    NINE MONTHS
                                       YEAR ENDED      ENDED      YEAR ENDED
                                      DECEMBER 31,  DECEMBER 31,   MARCH 31,
                                          1995          1994         1994
                                      --------------------------------------
Federal:
  Current                                 $(50)       $(1,842)      $ (462)
  Deferred                                  --             --        2,091
                                      --------------------------------------
                                           (50)        (1,842)       1,629

Foreign:
  Current                                  151             55          227
                                      --------------------------------------
Provision (benefit) for income taxes      $101        $(1,787)      $1,856
                                      ======================================

                            Atari Games Corporation
                         (dba Time Warner Interactive)

                  Notes to Consolidated Financial Statements


7. INCOME TAXES (CONTINUED)

For the year ended December 31, 1995 and the nine months ended December 31, 1994, the current federal benefit provision reflects the reversal of previously accrued taxes. For the year ended March 31, 1994, the federal provision for income taxes reflects the reversal of previously recorded deferred tax assets for which realization was deemed not probable because of the Company's operating loss. Foreign taxes represent taxes paid by the Company's European subsidiary.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets are as follows (in thousands):

                                      YEAR ENDED   NINE MONTHS ENDED  YEAR ENDED
                                     DECEMBER 31,     DECEMBER 31,     MARCH 31,
                                         1995             1994           1994
                                     -------------------------------------------
Deferred tax assets:
  Net operating loss carryforward      $  2,743        $  2,743        $ 3,310
  R & D credit carryforward                 500             500             --
  Depreciation and amortization             668             681          1,321
  Inventory obsolescence provisions       3,438           4,453          1,229
  Accrued liabilities                     6,744           3,835          1,816
  Others                                    160             160            551
                                     -------------------------------------------
Total deferred tax assets                14,253          12,372          8,227
Valuation allowance                     (14,253)        (12,372)        (8,227)
                                     -------------------------------------------
Total net deferred tax assets          $     --        $     --        $    --
                                     ===========================================

The Company has provided a full valuation allowance for deferred tax assets based on an assessment of realization as a separate company, taking into consideration the Company's history of operating losses.

The net change in the valuation allowance for the year ended March 31, 1994, was a net increase of $5,693,000.

                            Atari Games Corporation
                         (dba Time Warner Interactive)

                  Notes to Consolidated Financial Statements


7. INCOME TAXES (CONTINUED)

The Company is included in the consolidated federal income tax return of Time Warner Inc. As a result, losses for income tax purposes of approximately $20,000,000 and $6,000,000 generated in 1995 and 1994, respectively, have been used in the consolidated returns to offset the consolidated income and are not available as carryforwards.

At December 31, 1995, the Company has federal net operating loss carryforwards for federal income tax purposes of approximately $7,800,000, expiring in 2008, and research and development credit carryforwards of approximately $500,000, expiring in 1998 through 1999. The credit and loss carryforwards are available only to offset the separate income and tax liabilities of Time Warner Interactive.

8. COMMON STOCK

On September 23, 1994, the Company's majority shareholder, Warner Communications Inc., purchased the 21% of the Company's common stock that it did not already own. In connection with this transaction, the entire amount of the then outstanding common stock was converted into 100 shares of outstanding common stock.

9. COMMITMENTS

The Company leases certain facilities under operating leases. Future operating lease commitments are due as follows (in thousands):

          Year ending December 31
          -----------------------
                   1996                  $ 2,490
                   1997                    2,560
                   1998                    2,678
                   1999                    2,678
                   2000                    2,174
                   2001 and thereafter     8,349
                                         --------
                                          20,929
                   Less sublease income   (6,416)
                                         --------
                                         $14,513
                                         ========

                            Atari Games Corporation
                         (dba Time Warner Interactive)

                  Notes to Consolidated Financial Statements

9. COMMITMENTS (CONTINUED)

Rent expense was $1,274,000, $1,126,000 and $1,914,000 for the year ended December 31, 1995, the nine months ended December 31, 1994 and the year ended March 31, 1994, respectively.

10. EMPLOYEE BONUS AND RETIREMENT PLANS

The Company maintains the Atari Games Corporation 401(k) Plan, which is a tax-deferred savings and retirement plan covering all domestic employees. The Company's contribution to the plan is based on matching employee deferred contributions up to a certain specified level. Amounts contributed by the Company to the plan were approximately $394,000, $204,000 and $309,000 for the year ended December 31, 1995, the nine months ended December 31, 1994 and the year ended March 31, 1995, respectively.

The Company's subsidiary in Ireland maintains a noncontributory defined benefit pension plan covering substantially all of its employees. The plan provides pension benefits based on each employee's years of credited service and average earnings. The subsidiary's funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements under Irish law. The plan assets are invested primarily in equity and fixed income securities. The pension cost for the Irish pension plan includes the following components:


                                            1995       1994       1993
                                        --------------------------------

Service cost for benefits earned during
 the year                                 $ 65,000   $ 45,000   $ 25,000
Interest cost on projected benefit
 obligation                                 83,000     58,000     32,000
Actual return on plan assets               (89,000)   (64,000)   (35,000)
                                        --------------------------------
Net pension cost                          $ 59,000   $ 39,000   $ 22,000
                                        ================================

                            Atari Games Corporation
                         (dba Time Warner Interactive)

                  Notes to Consolidated Financial Statements


10. EMPLOYEE BONUS AND RETIREMENT PLANS (CONTINUED)

The funded status of the pension plan at December 31, 1995 is as follows:

                                                                    1995
                                                               ------------
Actuarial present value of accumulated benefit obligation:
  Vested                                                         $  475,000
  Nonvested                                                          90,000
                                                               ------------
                                                                 $  565,000
                                                               ============

Plan assets at fair value                                        $1,140,000
Actuarial present value of projected benefit obligation            (989,000)
                                                               ------------
Plan assets in excess of projected benefit obligation               151,000
Unamortized balance of net pension transition asset                  (6,000)
Unrecognized net gain (loss)                                       (100,000)
                                                               ------------
Prepaid pension costs included in payroll-related accruals       $   45,000
                                                               ============

The expected long-term rate of return on plan assets, the discount rate and the rate of compensation increase, which are used in the accounting for defined benefit plans, were 8.5%, 8% and 6% in 1995 and 8%, 8% and 6% in 1994.

11. LITIGATION

On March 24, 1994, the Company settled certain litigation with Nintendo of America Inc. and its parent company, Nintendo Co., Ltd. ("Nintendo").

As part of the settlement, the Company paid $2.5 million to Nintendo representing compensation for costs and expenses incurred in litigation. The Company must also pay Nintendo $4 million, representing compensation for its costs and expenses incurred in litigation, through a $1 surcharge on each Nintendo platform product sold through December 31, 1998, subject to certain minimum annual amounts. The Company accrued the future $4 million in other accrued liabilities and other expense in the year ended March 31, 1994. The parties also entered into a licensing agreement under which the Company may sell video games that operate on the Nintendo video game platforms.

                            Atari Games Corporation
                         (dba Time Warner Interactive)

                    Notes to  Consolidated Financial Statements


11. LITIGATION (CONTINUED)

In addition, the Company paid $2.25 million to Atari Corporation, a related company through minority ownership by the Parent Company, as an inducement for executing a general release of Nintendo and the Company from future claims and litigation. Both payments were funded by the Parent Company in exchange for a promissory note from the Company. This promissory note was reclassified to payable to the Parent Company in September 1995.

The Company is involved from time to time in other disputes and litigation in the ordinary course of business. In the opinion of management, resolution of these matters is not expected to have a material adverse effect on the financial position of the Company. However, depending on the amount and timing, an unfavorable resolution of a matter could materially affect the Company's future results of operations or cash flows in a particular period.

12. SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid for income taxes was $17,000 in 1995, $211,000 for the nine months ended December 31, 1994 and $158,000 for the year ended March 31, 1994. Cash paid for interest was $1,028,000 in 1995, $721,000 for the nine months ended December 31, 1994 and $100,000 for the year ended March 31, 1994.

13. CHANGE IN ACCOUNTING PRINCIPLE

Effective April 1, 1994, the Company changed its accounting policy for the treatment of prepaid royalty costs. The Company previously capitalized prepaid royalties and expensed them as units were shipped. Under the new policy, the Company expenses all prepaid royalties when paid. In the opinion of management, the expensing of prepaid royalties when paid is a preferable method as it increases the focus on controlling costs associated with the outside development of titles and is a prevalent method in the Company's industry. The cumulative effect of this change in accounting policy resulted in a charge to earnings of $1,368,000 in the nine months ended December 31, 1994.

                            Atari Games Corporation
                         (dba Time Warner Interactive)

                    Notes to  Consolidated Financial Statements

14. SUBSEQUENT EVENT

On February 23, 1996, the Parent Company signed a Stock Purchase Agreement under which it will sell all of the Company's outstanding common stock to Williams Interactive Inc.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         WMS INDUSTRIES INC.
                                         (Registrant)



April 11, 1996                           By:  /s/ Harold H. Bach, Jr.
                                            ----------------------------------
                                            Harold H. Bach, Jr.
                                            Vice President-Finance

                               INDEX TO EXHIBITS
                               -----------------

EXHIBIT   DESCRIPTION
- -------   -----------

2(a) Stock Purchase Agreement dated as of February 23, 1996 between Warner Communications, Inc. ("Warner") and Williams Interactive Inc. ("Williams).

2(b)      Letter Agreement dated March 29, 1996 between Warner and Williams.

2(c) Form of Two-Year Promissory Note to be made by Williams in favor of Warner in the original principal amount of 10/28th of the balance of the purchase price ("Note A").

2(d)      Form of Security Agreement (Note A) between Warner and Williams.

2(e) Form of Four-Year Promissory Note to be made by Atari Games Corporation ("Atari Games") in favor of Warner in the original principal amount of 18/28th of the balance of the purchase price ("Note B").

2(f)      Form of Security Agreement (Note B) between Warner and Atari Games.

2(g) Indemnity Agreement dated March 29, 1996 made by Atari Games in favor of Warner.

23        Consent of Ernst & Young LLP.

99(a)     Press release, dated March 5, 1996.

99(b)     Press release, dated April 1, 1996.